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                                                                   EXHIBIT 4.4

                          INCORPORATED UNDER THE LAWS OF

                                     Hawaii

No. __ Series B Convertible                                SHARES ___

      Preferred Stock


                       HAWAIIAN NATURAL WATER COMPANY, INC.


                       Series B Convertible Preferred Stock.


This Certifies that _________________ is the owner of _______________
_________ Series B Convertible Preferred Shares of the Capital Stock of HAWAIIAN NATURAL WATER COMPANY, INC. transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the Corporate Seal to be hereto affixed at_____________________________ this___________day of ____________A.D.

_____________________________________    _____________________________________
BRIAN BARBATA, Secretary                 MARCUS BENDER, President



                             SHARES           EACH.


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    For Value Received _______ hereby sell, assign and transfer unto

____________________________________________________________________________

____________________________________________________________________ Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________

_____________________________________________________________________________
to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated _______________________________

     In presence of _____________________


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.